1 NASDAQ: VPFG First Quarter 2013 Results Kevin Hanigan – President and Chief Executive Officer Patti McKee – Executive Vice President and Chief Financial Officer EXHIBIT 99.1

2 Safe Harbor Statement When used in filings by the Company with the Securities and Exchange Commission (the “SEC”) in the Company’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things: changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company’s ability to access cost- effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company’s market area; the industry-wide decline in mortgage production; competition; changes in management’s business strategies; our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we have acquired or may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; and other factors set forth under Risk Factors in the Company’s Form 10-K that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake— and specifically declines any obligation—to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

3 Corporate & Geographic Overview Total Assets: $3.37 billion1 Total Net Loans: $2.48 billion1 Total Deposits: $2.21 billion1 31 Community Bank Locations Over 60 years in Texas market #1 in deposit market share in the affluent Collin County market of those banks based in Texas 2 Ranked #4 in deposit market share among Texas-based community banks in DFW Metroplex2 Source: VPFG 10-Q for Q1 2013, Company documents 1 As of March 31, 2013 2 FDIC market share data as of June 2012, most recent data available

Attractive Demographics: Strengthening Dallas Franchise

ViewPoint Bank has a wealthy depositor base and compares favorably to Texas peers.

Texas Banks Ranked by Projected Income of Depositor Base

Company (ranked by 2012 HH)	Ticker	City	Median household income of depositor base - 2012	Median household income of depositor base - projected 2017
ViewPoint Financial Group, Inc.	VPFG	Plano	$64,100	$70,544
MetroCorp Bancshares, Inc.	MCBI	Houston	$55,607	$63,488
OmniAmerican Bancorp, Inc.	OABC	Fort Worth	$54,181	$61,167
Comerica Incorporated	CMA	Dallas	$53,996	$62,054
Cullen/Frost Bankers, Inc.	CFR	San Antonio	$48,961	$56,683
Texas Capital Bancshares, Inc.	TCBI	Dallas	$48,252	$56,230
Prosperity Bancshares, Inc.	PB	Houston	$47,150	$54,517
First Financial Bankshares, Inc.	FFIN	Abilene	$43,078	$50,559
Southside Bancshares, Inc.	SBSI	Tyler	$42,982	$52,403
Guaranty Bancshares, Inc.	GNTY	Mount Pleasant	$38,474	$44,678
International Bancshares Corporation	IBOC	Laredo	$36,471	$42,506

ViewPoint Bank is ranked #1 in deposit market share in Collin County of banks based in Texas.

Deposit Market share: Collin County [1]

Rank	Institution	Branches	June 30, 2012 Deposits In Market ($mm)	June 30, 2012 Market share (%)
1	ViewPoint Bank, National Association	12	1,243	8.5
2	LegacyTexas Bank	9	1,049	7.1
3	Independent Bank	10	467	3.2
4	The American National Bank of Texas	4	324	2.2
5	Comerica Bank	8	274	1.9
6	North Dallas Bank and Trust Co.	2	268	1.8
7	Benchmark Bank	1	219	1.5
8	Texas Capital Bank, National Association	1	212	1.4

[1] Includes only banks and thrifts headquartered in Texas

Source: SNL Financial and the FDIC

ViewPoint Financial Group, Inc.
NASDAQ VPFG
4

5 Capitalize on a position of balance sheet strength Improve and diversify earning asset mix  Migrate from low yielding securities to higher yielding loans  Transition to a balanced loan book, leveraging C&I expertise Grow organically, leveraging a strong local economy Achieve greater community banking market share through high-touch service and strategic redeployment of key products Deploy capital opportunistically  Continued organic loan growth and selective branching  Consistent growth of dividends and opportunistic share repurchase  Disciplined M&A Business Strategy

6 Capitalize on a Position of Balance Sheet Strength Source: SNL Financial – Morgan Stanley – Peers are KRX index of 50 regional banks as of most recent reported quarter.

7 The Highlands acquisition accelerated ViewPoint’s transition to a commercial banking model  Commercial banking CEO  Team of commercial lenders Shift loan portfolio away from real estate centric lending Emphasis on C&I lending with a goal to transition to balanced loan book Continued emphasis on low-cost, core deposits Commercial Bank Transformation

8 Commercial Bank Transformation Loans Held for Investment Composition Source: SNL Financial, VPFG 10-Q for Q1 2013 Resi. RE 21% Comm. RE 51% C&I 17% Cons. & Other 11% December 31, 2007 Resi. RE 34% Comm. RE 28% C&I 1% Cons. & Other 37% December 31, 2012 Continued progress in transitioning towards a balanced loan book Resi. RE 22% Comm. RE 50% C&I 16% Cons. & Other 12% March 31, 2013

9 1st Quarter Results  Continued success executing loan diversity strategy  Improved earning asset mix from low yielding securities into loans  Increased mix of non-interest bearing deposits Commercial Bank Transformation Strong Loans HFI Growth, Linked Quarter Decline in Loans HFS  LHFI increased $54.3 million, or 3.2%, from Q4 2012  Strong C&I and commercial real estate growth, $23.9 million and $57.6 million, respectively, for 7.3% linked quarter increase  Average balance of WPP down $170.4 million, or 18.8%, from Q4 2012  Average balance of WPP up $100.7 million, or 15.8%, from Q1 2012  Net income increased 14% over Q1 2012, to $8.1 million, or $0.21 EPS  NIM of 3.64%, up 34 bps over 3.30% for same time last year  Results driven by reduced deposit cost and improvement in earning asset mix Strong Capitalization & Stable Credit Quality  Tangible common equity of $500 million, or 14.95% of tangible assets  Asset quality – NPAs/Loans & OREO of 1.67%  Compares favorably to industry Source: VPFG 10-Q for Q1 2013, Company Documents Earnings Growth

10 Improved Earning Asset Mix Source: VPFG 10-Q for Q1 2013, Company Documents Loans held for investment, 42% Loans held for sale, 23% Securities and Overnight Funds, 35% Average Earning Assets and Related Yields March 31, 2012 March 31, 2013 Yield on earning assets: 4.13% Yield on earning assets: 4.27% Loans held for investment, 53% Loans held for sale, 24% Securities and Overnight Funds, 23%

11 Strong Loan Growth C&I Lending Growth (1) ($ in millions) Source: VPFG 10-Q for Q1 2013; Company Documents (1) The 2Q’12 balance includes $117 million in purchased C&I loans related to the Highlands acquisition (2) The 2Q’12 balance includes $83 million in purchased CRE loans related to the Highlands acquisition $51.2 $180.7 $226.4 $245.8 $271.6 $19.1 $17.0 $25.9 $32.7 $30.9 25 75 125 175 225 275 325 1Q'12 2Q'12 3Q'12 4Q'12 1Q'13 C&I WHLOC $197.7 $252.3 $278.5 $302.5 $70.3 $624.1 $760.6 $794.6 $839.9 $897.5 600 650 700 750 800 850 900 1Q'12 2Q'12 3Q'12 4Q'12 1Q'13 CRE Lending Growth (2) ($ in millions) C&I and CRE increased a combined 7.3% (linked quarter)

12 Warehouse Purchase Program  Average balances increased $100 million, or 15.8%, from Q1 2012 to Q1 2013  Increased from 38 clients to 47 clients from Q1 2012 to Q1 2013 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 Q4 2010 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 $274 $638 $738 (i n m ill io n s ) Average Warehouse Purchase Program Balances Source: VPFG 10-Q for Q1 2013; Company Documents

1.22% 1.22% 1.10% 0.88% 0.67% 0.58% 0.49% 0.43% 0.45% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1Q'11 2Q'11 3Q'11 4Q'11 1Q'12 2Q'12 3Q'12 4Q'12 1Q'13 Quarterly Cost of Deposits Non-interest- bearing demand 17% Interest-bearing demand 21% Savings 9% Money Market 32% Time 21% 13 Significant Improvement in Deposit Cost Source: VPFG 10-Q for Q1 2013 and Company Documents Continued strong performance in deposit costs Average non-interest-bearing deposits increased to $367M from $359M linked quarter 70%, or $316M, of time deposits to mature within 12 months with WAR of 1.22% Quarterly Avg. Deposits

14 Financial Comparisons Source: Company Documents Q1 2013 Yield Q4 2012 Yield Q1 2012 Yield Q1/Q4% CHANGE YOY % CHANGE Loans held for sale $ 738,234 3.92% $ 908,603 4.05% $ 661,688 4.18% -19% 12% Loans held for investment 1,667,591 5.55 1,648,203 5.84 1,198,063 5.81 1 39 Total net loans 2,405,825 5.05 2,556,806 5.20 1,859,751 5.23 -6 29 Securities 674,109 1.79 734,598 1.74 950,906 2.12 -8 -29 Non-interest-bearing demand 367,217 - 358,707 - 213,220 - 2 72 Interest-bearing demand 465,385 0.40 463,465 0.43 473,687 0.94 0 -2 Savings and money market 877,690 0.27 888,410 0.27 759,590 0.26 -1 16 Time 450,071 1.22 469,772 1.03 472,097 1.39 -4 -5 Total deposits 2,160,363 0.45 2,180,354 0.43 1,918,594 0.67 -1 13 Borrowings 590,238 1.67 770,627 1.37 610,255 1.74 -23 -3 Quarterly Average Balances

15 Financial Review Q1 2013 2012 TCE/ Assets 14.95% 13.53% Net Interest Margin 3.64% 3.30% Yield on Earning Assets 4.27% 4.13% Cost of Funding 0.82% 1.02% Return on Assets 0.97% 0.95% NPAs/ Loans HFI + OREO 1.67% 1.94% Performance metrics have improved year over year Source: VPFG 10-Q for Q1 2013; Company Documents

16 Profitability Net Interest Margin Source: VPFG 2012 10-K, Company Documents 1 Calculated by dividing total non-interest expense by net interest income plus non-interest income, excluding gain (loss) on foreclosed assets, impairment of goodwill, gains from securities transactions and other non-recurring items. 2 See Appendix for reconciliation of core (non-GAAP) to GAAP net income Efficiency Ratio 1 Core ROAA2 Core ROAE2 2.85% 2.72% 2.80% 2.91% 3.61% 3.64% 2.50% 2.75% 3.00% 3.25% 3.50% 3.75% 4.00% 2008 2009 2010 2011 2012 Q1 2013 82.8% 78.4% 69.6% 67.8% 61.3% 61.9% 30.0% 45.0% 60.0% 75.0% 90.0% 2008 2009 2010 2011 2012 Q1 2013 0.30% 0.42% 0.66% 0.75% 1.10% 0.97% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 2008 2009 2010 2011 2012 Q1 2013 2.8% 4.9% 5.7% 5.5% 7.7% 6.1% 0.0% 2.0% 4.0% 6.0% 8.0% 2008 2009 2010 2011 2012 Q1 2013

17 Strong Credit Quality Net Charge Offs/ Average Loans NPAs / Loans + OREO (1) NPA/ Equity 0.31 0.17 0.09 0.11 0.00 0.30 0.60 0.90 1.20 1.50 1.80 2009Y 2010Y 2011Y 2012Y VPFG Small Cap U.S. Bank Index Regional Southwest U.S. Bank Index 7.58 5.12 6.25 5.59 0.00 10.00 20.00 30.00 40.00 50.00 60.00 2009Y 2010Y 2011Y 2012Y VPFG Small Cap U.S. Bank Index Southwest U.S. Bank Index 1.39 1.83 2.06 1.72 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 2009Y 2010Y 2011Y 2012Y VPFG Small Cap U.S. Bank Index Regional Southwest U.S. Bank Index (1) Loans represent VPFG loans held for investment Source: Company documents; SNL Financial

12.2% 8.7% 8.6% 13.5% 12.7% 13.5% 15.0% 5% 10% 15% 20% 2007 2008 2009 2010 2011 2012 Q1 2013 15.8% 10.6% 14.4% 17.6% 24.4% 21.7% 19.6% 5% 10% 15% 20% 25% 30% 2007 2008 2009 2010 2011 2012 Q1 2013 18 Robust Capital Tier 1 Capital Tang. Common Equity / Tang. Assets ViewPoint remains among the strongest capitalized institutions in the industry  19.6% Tier 1 Capital at Q1 2013*  15.0% Tangible Common Equity to Tangible Assets Deploying capital  Organic Growth  Dividends  Share Repurchase Authorized  Disciplined M&A * Reflects change in regulatory risk weighting for Warehouse Purchase Program loans from 50% to 100% Source: Company Documents at March 31, 2013

19 Closing Comments Strong core loan growth Credit quality continues to outpace our peers Capital position provides us with good options We are executing our plan to be a premier Texas community bank

20 Questions?

21 Appendix The subsequent table presents non-GAAP reconciliations of the following calculations:  TCE (Tangible Common Equity) to TCA (Tangible Common Assets) ratio  TCE per share

22 Appendix TCE to TA, TCE per Share and Price to TBV at March 31, 2013 (Dollar amounts in thousands) Total GAAP equity $530,967 Less: goodwill (29,650) Less: identifiable intangible assets, net (1,541) Total tangible equity $499,776 Total GAAP assets $3,373,636 Less: goodwill (29,650) Less: identifiable intangible assets, net (1,541) Total tangible assets $3,342,445 GAAP Equity to Total Assets 15.74% TCE to TA 14.95% Shares outstanding at March 31, 2013 39,948,031 TCE per Share $12.51